UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Materials Filed Pursuant to Rule 14a-6

This filing consists of a statement made by Transkaryotic Therapies, Inc. on July 18, 2005.

TKT BELIEVES ISS REACHED WRONG CONCLUSION
Stockholders Urged to Vote FOR Shire’s $37 Per Share Cash Offer

July 18, 2005 – Transkaryotic Therapies, Inc. (Nasdaq: TKTX) today announced that it believes Institutional Shareholder Services (ISS) was seriously mistaken in its recommendation regarding TKT’s proposed acquisition by Shire Pharmaceuticals Group plc., which will be voted on at a special meeting of TKT stockholders on Wednesday, July 27, 2005. The TKT Board of Directors unanimously recommends that TKT stockholders vote FOR the proposed acquisition by Shire.

The Board of Directors of TKT believes the ISS recommendation against the transaction was based on a flawed understanding of the rigorous process the board conducted leading up to the agreement with Shire and the fundamental decision facing TKT stockholders. In its report, even ISS noted: “We recognize that shareholders are left with a stark choice – accept a certain $37 in cash or face an uncertain value in the future if the deal is voted down, either as a standalone company or being acquired at a higher price.”

ISS fails to offer any concrete basis for its recommendation that TKT stockholders turn down Shire’s all-cash offer and accept this risk – other than a vague and unsubstantiated hope that a higher offer might someday emerge, a calculation based on the opinion of a single brokerage firm’s research report on Shire, and some speculation about recent stock-trading patterns. Stockholders need to assess the risk that the stock may trade significantly below $37 per share if the Shire transaction is not approved.

TKT's Board of Directors unanimously recommends that stockholders vote in favor of the merger. The Board notes in particular that:

•	The Board believes $37 per share in cash ($1.6 billion in aggregate value) is full and fair value for TKT, and provides immediate cash rather than the uncertain value of an independent biotechnology company that faces significant challenges; and

•	The structure and timing of the proposed merger agreement between TKT and Shire preserved the opportunity to entertain offers from third parties that could provide better value to its stockholders. No other bidder has come forward since the April 21, 2005 announcement of the proposed transaction, and, in particular, since the June 20, 2005 announcement of positive results of iduronate-2-sulfatase (I2S), the company’s enzyme replacement therapy for Hunter syndrome.

The Board followed a model fiduciary process aimed at maximizing value for stockholders. In particular, the Board met on numerous occasions over seven months, conducted dual track negotiations with Shire and with a potential strategic partnership for Dynepo™, TKT’s Gene-Activated® erythropoietin product, contacted two other potential bidders, and successfully negotiated an increase in Shire’s offer from $29-31 per share to $37 per share. The Board also received two fairness opinions from leading investment banks, including an opinion from one investment bank that worked on a flat-fee basis and will not receive any additional fee if the transaction is completed.

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TKT Believes ISS Reached Wrong Conclusion, Page 2

Lydia Villa-Komaroff, Chairwoman of the Board of TKT, said, “We disagree with ISS and strongly urge TKT stockholders to vote in favor of the proposed acquisition by Shire. The Board worked diligently, deliberatively, and thoroughly to consider all alternatives to maximize stockholder value, including remaining an independent company. There are numerous challenges and risks that TKT faces if it remains independent, including significant ongoing financing requirements and the associated dilution, the substantial costs and risks associated with the commercialization of our Dynepo and I2S drugs, the competitive landscape for Replagal™, our enzyme replacement therapy for Fabry disease, and ongoing litigation to which the company is subject.”

“The board has maintained an unwavering commitment to the best interests of the TKT stockholders and guarded against the risk that management might seek to keep the company independent for reasons not related to maximizing stockholder value. The soundness of the Board’s judgment that Shire’s $37 in cash offers full and fair value to TKT’s stockholders has been confirmed by the absence of a single competing bid for TKT,” Dr. Villa-Komaroff added.

On April 21, 2005 TKT and Shire entered into an agreement under which Shire has agreed to pay $37 in cash for each share of TKT common stock, or approximately $1.6 billion in aggregate value. The TKT Board of Directors has unanimously recommended that TKT stockholders vote FOR the proposed acquisition by Shire.

Voting Instructions
If you have any questions or require assistance in voting your shares, please call: INNISFREE M&A INCORPORATED TOLL-FREE, at 1-877-825-8619. IMPORTANT NOTE: If you hold your shares through a bank or broker, you may be able to vote by telephone, or via the Internet. Please call Innisfree for assistance.

About TKT
Transkaryotic Therapies, Inc. is a biopharmaceutical company primarily focused on researching, developing and commercializing treatments for rare diseases caused by protein deficiencies. Within this focus, the company markets Replagal™, an enzyme replacement therapy for Fabry disease, and is developing treatments for Hunter syndrome and Gaucher disease. In addition to its focus on rare diseases, TKT intends to commercialize Dynepo™, its Gene-Activated® erythropoietin product for anemia related to kidney disease, in the European Union. TKT was founded in 1988 and is headquartered in Cambridge, Massachusetts, with additional operations in Europe, Canada and South America. Additional information about TKT is available on the company’s website at http://www.tktx.com.

Important Additional Information Has Been Filed with the SEC
This communication may be deemed to be soliciting material in respect of the proposed transaction with Shire. In connection with the proposed transaction with Shire, TKT has filed with the SEC and mailed to its stockholders a definitive proxy statement. The definitive proxy statement contains important information about TKT, the transaction and related matters. Investors and security holders are urged to read carefully the definitive proxy statement.

Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed by TKT with the SEC through the web site maintained by the SEC at http://www.sec.gov.

In addition, investors and security holders may obtain free copies of the definitive proxy statement from TKT by contacting Corporate Communications, 700 Main Street, Cambridge, Massachusetts 02139.

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TKT Believes ISS Reached Wrong Conclusion, Page 3

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions with Shire. Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended on May 2, 2005, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, its proxy statement for its 2004 Annual Meeting of Stockholders dated April 27, 2004, its Current Reports on Form 8-K dated March 30, 2005, April 15, 2005 and April 27, 2005 and its definitive proxy statement relating to the proposed transaction with Shire dated June 27, 2005, each of which is filed with the SEC. As of May 16, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 5,523,536 shares, or approximately 15.3%, of TKT’s common stock. All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price. In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which TKT executive officers participate, in accordance with its current terms in respect of the 2005 performance year. Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers. Additional information regarding the interests of potential participants is included in the definitive proxy statement related to the proposed transaction and other documents filed by TKT with the SEC.

Safe Harbor for Forward-Looking Statements
This statement contains forward-looking statements regarding the proposed transaction between Shire and TKT, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including the failure of TKT and Shire to consummate the proposed merger for any reason, including the failure of the TKT shareholders or Shire shareholders to approve the proposed transaction, and including other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which are on file with the SEC and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.

Gene-Activated® is a registered trademark and Replagal™ is a trademark of Transkaryotic Therapies, Inc.
Dynepo™ is a trademark of Sanofi-Aventis SA.